EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

R. Scott Montgomery	Fred A. Nielson	Al Palombo
Senior Vice President	Investor Relations	Cameron Associates
Worldwide Operations	(636) 733-1314	Investor Relations
(636) 733-1306		(212) 554-5488

Relìv International Net Income Grows 32 Percent,
On 18 Percent Increase in 3Q 2005 Net Sales

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, November 2, 2005 -- Relìv International, Inc. (Nasdaq/NM - RELV), a manufacturer and international network marketer of nutritional supplements and other food technology products, today announced its results of operations for the three months ended September 30, 2005 and for the first nine months of the year.

For the third quarter 2005, the company reported a 32 percent increase in net income available to common shareholders, which reached $1.67 million or $0.10 per share (diluted) - compared to $1.26 million, or 0.07 per share (diluted) in the same period last year. Relìv worldwide net sales advanced 18 percent, to total $28.6 million for the third quarter of 2005, compared to $24.17 million in the third quarter 2004.

Through the first nine months of 2005, Relìv has reported a 39 percent increase in net income available to common shareholders compared to the same period in 2004. The 2005 nine-month net income figure reached $5.7 million, or $0.35 per share (diluted). Net sales for the period also showed an increase - rising 20 percent, to $86.1 million, compared to $71.5 million during the first nine months of 2004.

The United States, the company’s largest geographic market, continues to set the pace for Relìv’s financial performance. U.S. net sales grew 25 percent in the third quarter 2005 compared to the same period last year. This growth was partially offset by mixed results from the company’s international markets. Relìv reported that sales nearly doubled in the United Kingdom in the third quarter 2005 compared to the prior year period, reflecting the impact of a new management team put in place earlier in the year. However, sales declined in other international operations compared to the same period in the prior year.

Robert L. Montgomery, President and Chief Executive Officer of Relìv, said, “We are very pleased with the growth performance we continue to see in the United States. For well over three years in a row now, our largest market has generated sales growth of at least 20 percent every quarter, when compared to the prior year period. That’s a remarkable run - made all the more remarkable by the fact that it’s been achieved without acquisitions or the need to enter new lines of business. Now the challenge is to extend that success to our international markets.”

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Relìv International, Inc.
ADD ONE

Mr. Montgomery noted that management changes - including new business leaders in the United Kingdom, a recently appointed national sales manager in Australia and some restructuring in Mexico - should help the company implement its business development system more consistently in international markets.

“Our success in the United States proves that the Relìv system can be a powerful growth engine,” Mr. Montgomery said. “We are committed to taking the steps necessary to ensure that this proven strategy is used to produce consistent results in all of our markets worldwide.”

Relìv International, Inc., based in suburban St. Louis, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Relìv International’s common stock trades on The Nasdaq Stock Market® under the symbol RELV.

Reliv will host a conference call to discuss the third quarter and first nine months 2005 earnings with investors at 1:00 p.m. Eastern Time on November 2, 2005. The dial-in number for investors is 800-510-9834. Participant pass code is 37886852. To register, please call in 15 minutes prior to start of the call. A replay of this call will be available for one week by telephone from 3:00 p.m. Eastern by calling 888-286-8010 and using pass code 44526999. A live web cast of this call will be available through the Investor Relations section of Reliv’s Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on Reliv’s Web site in the Investor Relations section twenty-four hours after the call concludes. Please access the web site at least 15 minutes before the scheduled conference call to register.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including reliance on the Company’s network of independent distributors, government regulation of products, manufacturing and marketing, and the risks associated with international expansion. Forward-looking statements in this release include the Company’s statement that “management changes ….. should help the company implement its business development system more consistently in international markets.” This statement and the other contents of this release should be considered in conjunction with the warnings and cautionary statements contained in Reliv’s most recent filings with the Securities and Exchange Commission on Forms 10-Q and 10-K.

-- FINANCIAL HIGHLIGHTS FOLLOW -

Reliv International, Inc. and Subsidiaries
ADD TWO

Condensed Consolidated Balance Sheets
	September 30	December 31
	2005	2004
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$4,938,717	$10,151,503
Accounts and notes receivable, less allowances of
$26,500 in 2005 and $11,500 in 2004	553,333	872,592
Accounts due from employees and distributors	122,534	70,620
Inventories	6,639,702	5,896,782
Other current assets	1,556,633	2,627,118

Total current assets	13,810,919	19,618,615
Other assets	1,480,639	1,196,780
Accounts due from employees and distributors	414,882	213,123
Net property, plant and equipment	10,474,316	9,968,149

Total Assets	$26,180,756	$30,996,667

Liabilities and Stockholders' Equity

Total current liabilities	$10,760,097	$8,151,968
Total non-current liabilities	3,411,696	4,653,946
Stockholders' equity	12,008,963	18,190,753

Total Liabilities and Stockholders' Equity	$26,180,756	$30,996,667

Consolidated Statements of Income
	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales at Retail	$41,113,139	$34,654,446	$124,124,228	$102,794,387
Less: Distributor allowances on product purchases	12,557,707	10,482,388	38,043,613	31,253,292

Net Sales	28,555,432	24,172,058	86,080,615	71,541,095

Costs and expenses:
Cost of products sold	4,873,785	4,139,646	14,528,561	11,994,551
Distributor royalties and commissions	11,416,814	9,534,381	34,507,541	28,417,457
Selling, general and administrative	9,466,159	8,433,789	27,619,467	24,269,000

Total Costs and Expenses	25,756,758	22,107,816	76,655,569	64,681,008

Income from operations	2,798,674	2,064,242	9,425,046	6,860,087
Other income (expense):
Interest income	40,647	28,849	190,183	77,202
Interest expense	(59,776)	(65,621)	(262,443)	(177,523)
Other income	(75,109)	43,662	(26,187)	65,880

Income before income taxes	2,704,436	2,071,132	9,326,599	6,825,646
Provision for income taxes	1,036,000	807,000	3,616,000	2,719,000

Net Income	1,668,436	1,264,132	5,710,599	4,106,646

Preferred dividends accrued and paid	-	-	-	12,292

Net income available to common shareholders	$1,668,436	$1,264,132	$5,710,599	$4,094,354

Earnings per common share - Basic	$0.11	$0.08	$0.36	$0.26
Weighted average shares	15,539,000	15,846,000	15,988,000	15,473,000

Earnings per common share - Diluted	$0.10	$0.07	$0.35	$0.24
Weighted average shares	15,978,000	16,974,000	16,551,000	17,069,000

Cash dividends declared per common share	$0.000	$0.000	$0.035	$0.030

Reliv International, Inc. and Subsidiaries
ADD THREE

Active Distributors and Master Affiliates by Region

	as of 9/30/2005		as of 9/30/2004		Change in %
		Master		Master		Master
	Distributors	Affiliates	Distributors	Affiliates	Distributors	Affiliates

United States	51,470	14,560	46,030	11,120	11.8%	30.9%
Australia/New Zealand	2,570	240	2,990	260	-14.0%	-7.7%
Canada	1,270	200	1,440	190	-11.8%	5.3%
Mexico	4,020	380	8,000	720	-49.8%	-47.2%
United Kingdom/Ireland	640	90	410	50	56.1%	80.0%
Philippines	4,930	520	6,710	610	-26.5%	-14.8%
Malaysia/Singapore	3,430	620	5,220	710	-34.3%	-12.7%
Germany	70	30	-	-	N.M.	N.M.

Consolidated total	68,400	16,640	70,800	13,660	-3.4%	21.8%

Net sales by Region	Three months ended September 30
(in thousands)
	2005		2004		Change from prior	Change in
	$	% of sales	$	% of sales	year	%

United States	25,823	90.4%	20,705	85.7%	5,118	24.7%
Australia/New Zealand	486	1.7%	642	2.7%	-156	-24.3%
Canada	383	1.3%	455	1.9%	-72	-15.8%
Mexico	402	1.4%	642	2.7%	-240	-37.4%
United Kingdom/Ireland	240	0.8%	122	0.5%	118	96.7%
Philippines	526	1.8%	767	3.2%	-241	-31.4%
Malaysia/Singapore	577	2.0%	839	3.5%	-262	-31.2%
Germany	118	0.4%	-	-	118	N.M.

Consolidated Total	28,555	100.0%	24,172	100.0%	4,383	18.1%

Net sales by Region	Nine months ended September 30
(in thousands)
	2005		2004		Change from prior	Change in
	$	% of sales	$	% of sales	year	%

United States	77,881	90.5%	61,722	86.3%	16,159	26.2%
Australia/New Zealand	1,567	1.8%	1,800	2.5%	-233	-12.9%
Canada	1,290	1.5%	1,231	1.7%	59	4.8%
Mexico	1,237	1.4%	1,977	2.8%	-740	-37.4%
United Kingdom/Ireland	642	0.7%	411	0.6%	231	56.2%
Philippines	1,807	2.1%	2,137	3.0%	-330	-15.4%
Malaysia/Singapore	1,539	1.8%	2,263	3.2%	-724	-32.0%
Germany	118	0.1%	-	-	118	N.M.

Consolidated Total	86,081	100.0%	71,541	100.0%	14,540	20.3%

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